                                                                   EXHIBIT 9(bb)


                                AMENDMENT NO. 1
                            PARTICIPATION AGREEMENT



         The Participation Agreement (the "Agreement"), dated September 21, 1996, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, Pruco Life Insurance Company, an Arizona life insurance company, and Pruco Securities Corporation, a New Jersey corporation, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                  "SCHEDULE A


FUNDS AVAILABLE UNDER                    SEPARATE ACCOUNTS                        POLICIES FUNDED BY THE
THE POLICIES                             UTILIZING THE FUNDS                      SEPARATE ACCOUNTS
-----------------------------            ---------------------                    ----------------------
AIM V.I. Growth and Income               Pruco Life Flexible Premium              Discovery Select Annuity
    Fund                                 Variable Annuity Account,                Contract
AIM V.I. Value Fund                      established June 16, 1995


AIM V.I. Value Fund                      Pruco Life Variable                      Variable Universal Life
                                         Appreciable Account,                     Insurance Policy"
                                         established January 13, 1984



         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date: July 1, 1997



                                            AIM VARIABLE INSURANCE FUNDS, INC.


Attest: /s/ NANCY L. MARTIN                 By: /s/ ROBERT H. GRAHAM
        ------------------------------          ------------------------------
            Assistant Secretary                     President
(SEAL)



                                            A I M DISTRIBUTORS, INC.

Attest: /s/ NANCY L. MARTIN                 By: /s/ MICHAEL J. CEMO
        ------------------------------          ------------------------------
        Assistant Secretary                         President
(SEAL)

                                            PRUCO LIFE INSURANCE COMPANY


Attest: /s/ ILLEGIBLE                       By: /s/ ESTHER H. MILNES
        ------------------------------          ------------------------------
            Assistant Secretary                     President
(SEAL)



                                            PRUCO SECURITIES CORPORATION


Attest: /s/ ILLEGIBLE                       By: /s/ RICHARD A. TOPP
        ------------------------------          ------------------------------
            Assistant Secretary                     President


(SEAL)